UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2010

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2010, Cohu, Inc. (the "Company") announced that, effective March 12, 2010, Charles A. Schwan, the Company’s Chairman, resigned from the Board and that James A. Donahue was appointed Chairman of the Board. Mr. Donahue has been President and Chief Executive Officer of Cohu since June, 2000, a director since 1999 and has worked in the Company’s semiconductor equipment operations for more than 31 years. Mr. Schwan's resignation was not related to any disagreement with Cohu, Inc., its Board of Directors or its management.

The Company also announced that Robert L. Ciardella has been named to the new position of Lead Independent Director. Mr. Ciardella joined Cohu’s Board of Directors in 2003.

A copy of Mr. Schwan's resignation letter and the Company's press release are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. — 99.1

Description — Resignation letter of Charles A. Schwan

Exhibit No. — 99.2

Description — Donahue Appointed Chairman of the Board of Cohu

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

March 15, 2010	By:	Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: Vice President Finance & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Resignation letter of Charles A. Schwan
99.2	Donahue Appointed Chairman of the Board of Cohu